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                                                                     Exhibit 11

                       STERLING BANCORP AND SUBSIDIARIES
                Statement Re: Computation of Per Share Earnings

                                                                  Three Months Ended
                                                                      March 31,
                                                                 -------------------
                                                               2000               1999
                                                            ----------         ----------
Net income                                                 $ 3,878,559        $ 3,464,622
Less: preferred dividends                                       20,987             16,632
                                                            ----------         ----------
NET INCOME AVAILABLE FOR COMMON SHAREHOLDERS
            AND ADJUSTED FOR DILUTED COMPUTATION           $ 3,857,572        $ 3,447,990
                                                           ===========        ===========



WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                   8,356,065          8,585,237
Add dilutive effect of:
            Stock options                                       80,135            145,708
            Convertible preferred stock                        241,883            243,929
                                                            ----------         ----------
ADJUSTED FOR ASSUMED DILUTED COMPUTATION                     8,678,083          8,974,874
                                                            ==========         ==========

BASIC EARNINGS PER SHARE                                         $0.46              $0.40
                                                                 =====              =====
DILUTED EARNINGS PER SHARE                                       $0.44              $0.38
                                                                 =====              =====

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